UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 26, 2008
PureRay Corporation
(Exact Name of Registrant as Specified in Its Charter)

Washington	000-32089	91-2023071

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3490 Piedmont Road, Suite 1120
Atlanta, GA 30305

(Address of principal executive offices)
Registrant’s telephone number, including area code: (404) 869-6242

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
The information set forth below under Item 8.01 is incorporated herein by reference.
Item 8.01. Other Events
On November 12, 2008, PureRay Corporation (the “Company”) announced in a Current Report on Form 8-K that its Board of Directors unanimously voted to voluntarily terminate the registration of its common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended, by filing a Certification and Notice of Termination of Registration on Form 15 (the “Form 15”) with the Securities and Exchange Commission on or about November 28, 2008.
On November 26, 2008, the Company announced that it will postpone the filing of the Form 15 until on or about December 12, 2008. The Company is postponing the filing of the Form 15 to explore strategic alternatives to the deregistration of its common stock. The Company may determine to implement any such strategic alternatives and as a result not file the Form 15 to effect the deregistration of its common stock. However, the Company has not yet determined to implement any such strategic alternatives to deregistration. The determination to implement any such strategic alternatives to deregistration or not file the Form 15 to effect the deregistration of the Company’s common stock will be made by the Company’s Board of Directors.
On November 26, 2008, the Company issued a press release announcing the Company’s intention to postpone the deregistration of its common stock, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits
(d)      Exhibits
            99.1       Press Release dated November 26, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURERAY CORPORATION
Date: November 26, 2008	By:	/s/ Jefrey M. Wallace
Jefrey M. Wallace
Chief Executive Officer

EXHIBIT LIST

EXHIBIT
NUMBER	DESCRIPTION
99.1	Press Release dated November 26, 2008